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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Sterling Bancshares, Inc. on Form S-8 of our reports dated March 8, 2002, appearing in the Annual Report on Form 10-K of Sterling Bancshares, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP


Houston, Texas
January 15, 2003